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                                                                      EXHIBIT 11


                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)


                                                                Three Months Ended September 30,     Nine Months Ended September 30,
                                                               ---------------------------------     ------------------------------
                                                                    2001               2000              2001              2000
                                                               --------------      ------------      ------------      ------------
COMPUTATION OF BASIC LOSS PER SHARE:
      Net loss                                                   $ (1,068,620)     $ (1,715,655)     $ (2,601,169)     $ (4,003,326)
      Preferred Stock Dividends                                       (48,900)          (46,233)         (146,700)         (128,033)
                                                                 ------------      ------------      ------------      ------------
Net loss available for common stock shareholders                 $ (1,117,520)     $ (1,761,888)     $ (2,747,869)     $ (4,131,359)
                                                                 ============      ============      ============      ============
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                             11,521,492        11,496,492        11,521,492        11,000,867
                                                                 ============      ============      ============      ============
BASIC LOSS PER COMMON SHARE                                      $       (.10)     $       (.15)     $       (.24)     $       (.38)
                                                                 ============      ============      ============      ============
COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                                   $ (1,068,620)     $ (1,715,655)     $ (2,601,169)     $ (4,003,326)
      Interest on Convertible Debentures                              124,575            67,500           385,191           202,500
                                                                 ------------      ------------      ------------      ------------
           Net loss used for computation                         $   (944,045)     $ (1,648,155)     $ (2,215,978)     $ (3,800,826)
                                                                 ============      ============      ============      ============

Weighted average shares of common stock outstanding                11,521,492        11,496,492        11,521,492        11,000,867
Weighted average incremental shares outstanding upon assumed
      conversion of options and other dilutive securities               5,226             5,277            59,456            80,426
Weighted average incremental shares outstanding upon
      assumed conversion of preferred stock                         1,727,922         1,588,792         1,727,922         1,426,537
Weighted average incremental shares outstanding upon assumed
      conversion of Convertible Debentures                          2,787,437         3,000,000         2,841,168         3,000,000
                                                                 ------------      ------------      ------------      ------------
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                         16,042,077        16,090,561        16,150,038        15,507,830
                                                                 ============      ============      ============      ============
DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS(a)                                       $       (.06)     $       (.10)     $       (.14)     $       (.25)
                                                                 ============      ============      ============      ============


    (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.